UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
May 12, 2023
Date of report (Date of earliest event reported)
SPS COMMERCE, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34702	41-2015127
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 South Seventh Street, Suite 1000 Minneapolis, Minnesota	55402
(Address of Principal Executive Offices)	(Zip Code)

(612) 435-9400
(Registrant's Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	SPSC	The Nasdaq Stock Market LLC (Nasdaq Global Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act
☐

Item 5.07. Submission of Matters to a Vote of Security Holders
On May 12, 2023, SPS Commerce, Inc. (the “Company”) held its 2023 Annual Meeting of Stockholders and the Company's stockholders voted on the following matters:
Election of Directors
The following nominees were elected to serve as directors for a term that will last until the Company’s 2024 Annual Meeting of Stockholders or until his or her successor is duly elected and qualified. The voting with respect to the election of directors was as follows:

Nominee	Votes For	Votes Against	Abstain	Broker Non-Votes
Archie Black	32,473,757	1,484,160	40,928	946,943
James Ramsey	31,956,549	1,999,565	42,731	946,943
Marty Reaume	32,051,426	1,904,738	42,681	946,943
Tami Reller	33,762,260	193,948	42,637	946,943
Philip Soran	33,204,378	751,698	42,769	946,943
Anne Sempowski Ward	32,421,994	1,534,259	42,592	946,943
Sven Wehrwein	32,244,292	1,682,704	71,849	946,943

Ratification of the Selection of KPMG LLP as the Company's Independent Auditor for 2023
The Company’s stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023 by voting as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
34,511,869	418,120	15,799	—

Advisory Vote on Approval of the Compensation of the Company’s Named Executive Officers
The Company’s stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers by voting as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
32,752,329	1,215,235	31,281	946,943

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPS COMMERCE, INC.

Date: May 12, 2023	By:	/s/ KIMBERLY NELSON
Kimberly Nelson
Executive Vice President and Chief Financial Officer